Jaco Electronics, Inc.
April 10, 1998
Page 1





               [Morrison Cohen Singer & Weinstein, LLP Letterhead]

                                 (212) 735-8600





                                                                 April 10, 1998


Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY  11788

                  Re:      Jaco Electronics, Inc.
                           Registration Statement on Form S-8/S-3

Gentlemen:

         As counsel to Jaco Electronics, Inc., a New York corporation (the "Company"), we have been requested to render our opinion in connection with the issuance of up to 300,000 shares of the Company's common stock, $.10 par value (the "Shares") authorized under the Company's Restricted Stock Plan (the "Plan") and 10,000 shares issuable upon the exercise of a non-qualified stock option (the "Option Shares"), pursuant to a registration statement on Form S-8/S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.

         In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the Plan, the forms of purchase agreements, escrow agreements and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.


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Jaco Electronics, Inc.
April 10, 1998
Page 2




     Based upon the foregoing, we are of the opinion that:

     The Shares and the Option Shares have been duly authorized by the Board of Directors of the Company and, when (a) the Shares are issued and paid for in accordance with the Plan, and (b) the Option Shares are issued and paid for in accordance with the terms of the option, the Shares and the Option Shares, respectively will be validly issued, fully paid and non-assessable, and no personal liability will attach to the ownership thereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Morrison Cohen Singer & Weinstein, LLP

                                    Morrison Cohen Singer & Weinstein, LLP